EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

OTELCO INC.
(Exact name of obligor as specified in its charter)

Delaware	41-0216800
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

505 Third Avenue East
Oneonta, Alabama	35121
(Address of principal executive offices)	(Zip code)

_____________________________

Senior Subordinated Notes
(Title of the indenture securities)

Table of Additional Registrants

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Blountsville Telephone Company, Inc.	Alabama	63-0326561
Brindlee Mountain Telephone Company	Alabama	63-0349793
Communications Design Acquisition Corporation	Delaware	52-2317873
CRC Communications of Maine, Inc.	Delaware	22-3709369
Hopper Telecommunications Company, Inc.	Alabama	63-0392708
Imagination, Inc.	Missouri	43-1350112
Mid-Maine TelPlus	Maine	01-0500180
Mid-Missouri Holding Corp.	Delaware	52-2157122
Otelco Telecommunications LLC	Delaware	52-2126385
Otelco Telephone LLC	Delaware	52-2126398
Saco River Telegraph and Telephone Company	Delaware	52-2317377
The Granby Telephone & Telegraph Co. of Mass.	Massachusetts	04-1383490
The Pine Tree Telephone and Telegraph Company	Maine	01-0140670

The principal executive offices of the additional registrant listed above is 505 Third Avenue East, Oneonta, Alabama 35121. Their telephone number at that address is (205) 625-3574.

Item 1. General Information.	Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.	Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*     Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**   Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 11th day of March 2010.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed
Martin G. Reed
Vice President

EXHIBIT 6

March 11, 2010

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed
Martin G. Reed
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2009, filed in accordance with 12 U.S.C. §161 for National Banks.
		Dollar Amounts In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,272
Interest-bearing balances		29,528
Securities:
Held-to-maturity securities		0
Available-for-sale securities		81,918
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		6,471
Securities purchased under agreements to resell		1,241
Loans and lease financing receivables:
Loans and leases held for sale		28,147
Loans and leases, net of unearned income	376,557
LESS: Allowance for loan and lease losses	11,520
Loans and leases, net of unearned income and allowance		365,037
Trading Assets		7,574
Premises and fixed assets (including capitalized leases)		4,376
Other real estate owned		1,829
Investments in unconsolidated subsidiaries and associated companies		457
Direct and indirect investments in real estate ventures		46
Intangible assets
Goodwill		11,408
Other intangible assets		17,220
Other assets		34,254

Total assets		$608,778

LIABILITIES
Deposits:
In domestic offices		$414,131
Noninterest-bearing	91,246
Interest-bearing	322,885
In foreign offices, Edge and Agreement subsidiaries, and IBFs		57,745
Noninterest-bearing	1,313
Interest-bearing	56,432
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		6,921
Securities sold under agreements to repurchase		6,908

Dollar Amounts In Millions

Trading liabilities	8,092
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	20,733
Subordinated notes and debentures	11,006
Other liabilities	26,649

Total liabilities	$552,185

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	38,209
Retained earnings	17,234
Accumulated other comprehensive income	452
Other equity capital components	0

Total bank equity capital	56,415
Noncontrolling (minority) interests in consolidated subsidiaries	178

Total equity capital	56,593

Total liabilities, and equity capital	$608,778

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
      Howard I. Atkins
      EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf                                                      Directors
Carrie Tolstedt
Michael Loughlin